                                Exhibit 99

                Form 4 Joint Filer Information

Name:  Howard D. Wolfe, Jr.

Address:  1119 St. Paul Street
               Baltimore, MD 21202

Designated Filer:  New Venture Partners IV, L.P.

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:  November 2, 2004

Signature:  By: /s/ Howard D. Wolfe, Jr.